EXHIBIT 99.2

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2021, American Finance Trust, Inc., a Maryland corporation ("AFIN" or the "Company”) and its subsidiary, American Finance Operating Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “CIM Portfolio”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying property exercise those rights, if the Operating Partnership exercises limited rights to exclude certain properties not exceeding $200 million in value from those being acquired or if earn out amounts associated with certain leases are satisfied. The Unaudited Pro Forma Consolidated Financial Statements included herein do not contemplate the exclusion of any properties or earnout amounts. The acquisition of the CIM Portfolio is referred to herein as the “Transaction” or the “Transactions.” The CIM Portfolio consists of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power and grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, which the Company expects to occur in two tranches during the first quarter of 2022, the Operating Partnership will acquire all of the right, title and interest in each of the properties acquired in the CIM Portfolio owned by the applicable Sellers, which include certain leasehold interests in land parcels. The Company has determined that the Transactions will be accounted for as asset acquisitions.

The Company expects to fund the Purchase Price through a combination, to be determined at each closing, of cash on the balance sheet, including net proceeds from the approximately $261 million sale of its Sanofi asset, borrowings under the Company’s credit facility, as well as debt currently encumbering certain of the properties that the Operating Partnership will seek to assume, and the issuance of up to $53.4 million in value of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”) or Class A units in the Operating Partnership (the “OP Units”) to the Sellers. The number of shares or units to be issued at the applicable closing (limited to 4.9% of the Company’s outstanding Class A Common Stock at the time on a fully diluted basis) will be based on the value of the shares or units that may be issued at such closing divided by the per share volume weighted average price of the Company’s Class A Common Stock measured over a five consecutive trading day period immediately preceding (but not including) the date on which the written notice indicating the Sellers’ election to receive shares or units is delivered to the Operating Partnership (the price to be limited by a 7.5% collar in either direction from the per share volume weighted average price of the Company’s Class A Common Stock measured over the ten consecutive trading day period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share). Further, the number of shares of the Class A Common Stock or OP Units, as applicable, that may be issued at the first closing will not exceed approximately $26.7 million in value, with the remainder to be issued in a form to be determined by the Sellers at the second closing.

The acquisition accounting includes certain valuations which have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma consolidated financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the combined company’s future results of operations and financial position.

The Unaudited Pro Forma Consolidated Financial Statements included herein include the impacts of other significant capital transactions and the sale of the Company's Sanofi property. These include certain events that occurred in the fourth quarter of 2021, such as the issuance of the 4.50% Senior Notes ("Senior Notes") and the proceeds used in part to make paydowns of the Company's Credit Facility and its $125.0 million mortgage note on the Sanofi property. In addition, these events include the termination of the swap agreement related to the former mortgage note on the Sanofi property and the impact of the disposition of the Company's Sanofi property, pursuant to an existing purchase and sale agreement, that is expected to occur in the first quarter of 2022. The Company believes it is appropriate to make these adjustments since the completion of these transactions, and the use of the proceeds therefrom, provided the capacity needed under the Company's Credit Facility to fund a portion of the acquisition of the CIM Portfolio.

The unaudited pro forma consolidated balance sheet as of September 30, 2021 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on September 30, 2021.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020, are presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on January 1, 2020.

The unaudited pro forma consolidated financial statements (including notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2020, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “ SEC”) on February 25, 2021 and the consolidated financial statements for the nine months ended September 30, 2021, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on November 4, 2021. The unaudited pro forma consolidated financial statements (including the notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the combined financial statements of the CIM Portfolio for the fiscal year ended December 31, 2020, for the nine months ended September 30, 2021, and the related notes thereto, both included as part of this Form 8-K in Exhibit 99.1. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition of the CIM Portfolio and the other significant capital transactions occurred on September 30, 2021 and January 1, 2020, respectively, nor are they indicative of future operating results of the Company.

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2021

(In thousands)

		CIM Transaction and Financing			Other Significant Capital Transactions
	Historical AFIN	CIM Portfolio Acquisition - Purchase Price Allocation		Credit Facility Draw	Issuance of 4.50% Senior Notes		Swap Termination	Disposition of Sanofi Property		Pro Forma AFIN
	(A)	(B)		(C)	(D)		(E)	(F)
ASSETS
Real estate investments, at cost:
Land	$746,355	$264,812	(G)	$—	$—		$—	$(16,009)		$995,158
Buildings, fixtures and improvements	2,943,693	888,304	(G)	—	—		—	(194,287)		3,637,710
Acquired intangible lease assets	462,378	165,775	(G)	—	—		—	(46,980)		581,173
Total real estate investments, at cost	4,152,426	1,318,891		—	—		—	(257,276)		5,214,041
Less accumulated depreciation and amortization	(723,792)	—		—	—		—	67,804		(655,988)
Total real estate investments, net	3,428,634	1,318,891		—	—		—	(189,472)		4,558,053
Cash and cash equivalents	98,989	(916,805)	(H)	438,209	179,179	(K)	2,028	258,400		60,000
Restricted cash	15,863	—		—	—		—	—		15,863
Deposits for real estate investments	752	—		—	—		—	—		752
Derivative assets, at fair value	2,028	—		—	—		(2,028)			—
Deferred costs, net	17,216	—		—	—		—	—		17,216
Straight-line rent receivable	71,370	—		—	—		—	(10,184)		61,186
Operating lease right-of-use assets	18,318	—		—	—		—	—		18,318
Prepaid expenses and other assets	41,998	—		—	—		—	(4,545)		37,453
Total assets	$3,695,168	$402,086		$438,209	$179,179		$—	$54,199		$4,768,841

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$1,587,462	$348,698	(I)	$—	$(123,049)	(L)	$—	$—		$1,813,111
Senior notes, net	—	—		—	490,701	(M)	—	—		490,701
Credit facility	186,242	—		438,209	(186,242)	(N)	—	—		438,209
Below-market lease liabilities, net	79,809	—		—	—		—	—		79,809
Accounts payable, accrued expenses and other liabilities	33,256	—		—	(280)	(O)	—	—		32,976
Operating lease liability	19,209	—		—	—		—	—		19,209
Derivative liabilities, at fair value	—	—		—	—		—	—		—
Deferred rent and other liabilities	9,976	—		—	—		—	(1,441)		8,535
Dividends payable	6,000	—		—	—		—	—		6,000
Total liabilities	1,921,954	348,698		438,209	181,130		—	(1,441)		2,888,550

Mezzanine Equity:
Redeemable securities	—	53,388	(J)	—	—		—	—		53,388

Series A preferred stock	79	—		—	—		—	—		79
Series C preferred stock	46	—		—	—		—	—		46
Common stock	1,235	—		—	—		—	—		1,235
Additional paid-in capital	2,913,276	—		—	—		—	—		2,913,276
Accumulated other comprehensive income (loss)	2,028	—		—	—		(2,028)	—		—
Distributions in excess of accumulated earnings	(1,150,789)	—		—	(1,951)	(P)	2,028	55,640	(Q)	(1,095,072)
Total stockholders’ equity	1,765,875	—		—	(1,951)		—	55,640		1,819,564
Non-controlling interests	7,339	—		—	—		—	—		7,339
Total equity	1,773,214	—		—	(1,951)		—	55,640		1,826,903
Total liabilities, mezzanine equity and stockholders’ equity	$3,695,168	$402,086		$438,209	$179,179		$—	$54,199		$4,768,841

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2021:

(A)	Reflects the historical Consolidated Balance Sheet of the Company as of September 30, 2021 as presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2021.

(B)	Reflects the preliminary purchase accounting allocation for the acquisition of the CIM Portfolio as if the transaction was completed on September 30, 2021. For purposes of these pro forma financial statements, the Company has assumed (i) that the transaction will be accounted for as an asset acquisition, (ii) that the purchase price will be paid with a combination of assumed debt from the CIM Portfolio, cash (from cash on hand and additional draw on the Company's credit facility), and the issuance of the Company's common stock and (iii) no properties will be excluded and there are no earnout amounts included that would result in contingent consideration which may be earned by the Sellers (related to qualified leases negotiated by the Sellers on behalf of AFIN signed within 180 days of closing of the respective property).

(In thousands)
Preliminary allocation of assets acquired and liabilities assumed:
Real estate investments, at cost:
Land	$264,812
Buildings, fixtures and improvements	888,304
Total tangible assets	1,153,116
Acquired intangible assets and liabilities:
In-place leases	165,775
Total intangible assets, net	165,775
Liabilities assumed:
Mortgage notes payable	(348,698)
Net assets and liabilities assumed	$970,193

Consideration to be transferred to acquire the CIM Portfolio:
Redeemable securities (1)	$53,388
Cash	916,805
Total consideration transferred	$970,193

(1) Represents the defined maximum dollar value of equity consideration that could possibly be transferred, pursuant to the purchase and sale agreement (see Note J).

(C)	Assumes a draw on the Company's Credit Facility to partially fund the acquisition of the CIM Portfolio on September 30, 2021. The Credit Facility requires the Company to maintain a minimum of cash on hand or availability of at least $60.0 million.

(D)	Reflects the issuance of the Company's Senior Notes on October 7, 2021 and the related paydowns of the Company's Credit Facility and Sanofi mortgage note (see Note K below) as if these transactions had occurred on September 30, 2021.

(E)	Reflects the settlement of a terminated interest rate swap agreement related to the Sanofi mortgage note on October 7, 2021, as if this transaction had occurred on September 30, 2021.

(F)	Assumes the sale of the Company's Sanofi property on September 30, 2021. The sale is expected to close in the first quarter of 2022. The Company assumes that the net proceeds from this sale will be used to partially fund the acquisition of the CIM Portfolio.

(G)	Represents the allocation of the purchase price for the CIM Portfolio acquisition, including transaction costs, as if the transaction was completed as of September 30, 2021. The acquisition is considered an asset acquisition in accordance with accounting principles generally accepted in the United States of America, and accordingly, the Company allocated the total purchase price to the assets acquired based on relative fair value. The following table details the typical useful lives of the assets acquired:

Useful Lives
Land	N/A
Buildings and improvements	40 years
Acquired intangible assets	9 to 15 years

(H)	Represents total cash expected to be paid for the Transactions upon their closing in two tranches in the first quarter of 2022.

(I)	Represents mortgages assumed in the acquisition recorded at estimated fair value. These mortgages have a weighted average rate of 3.93% and mature through 2024.

(J)	Assumes the Seller elected to receive shares of Common Stock on September 30, 2021 in the amount of $53.4 million with the number of shares to be issued subject to adjustment based on the market price at each close with the price to be limited by a 7.5% collar in either direction from the per share volume weighted average price of the Company’s Class A Common Stock measured over the ten consecutive trading day period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company is required to register the shares and maintain such registration. If the Company is unable to complete and maintain the registration, the shares are putable for cash by CIM. Accordingly, the shares to be issued are reflected as redeemable securities. Final purchase accounting will utilize the stock price for shares issues at each closing. For the purposes of these pro forma financial statements, this calculation does not consider stock issuance limitations or per-share limitations, as those limitations will not be known until the closing of the transaction. According to accounting rules and based on terms described here, these shares will be accounted for outside of permanent equity and therefore are presented as mezzanine equity in the Company's pro forma consolidated balance sheet.

(K)	Assumes the following transactions occurred on September 30 2021:

(In thousands)
Issuance of the Company's Senior Notes on October 7, 2021	$500,000
Senior Notes issuance costs	(9,299)
490,701
Repayment of the principal amount of the Sanofi mortgage note on October 7, 2021	(125,000)
Settlement of accrued expenses related to the Sanofi mortgage repayment	(280)
Repayment of amounts outstanding under the Credit Facility on October 7, 2021	(186,242)
$179,179

(L)	Represents repayment of the mortgage note on the Company's Sanofi property, net of deferred financing costs, on October 7, 2021 as if this transaction had occurred on September 30, 2021. The repayment was made using a portion of the proceeds from the issuance of the Company's Senior Notes.

(In thousands)
Repayment of the Sanofi mortgage note	$125,000
Write-off of deferred financing costs	(1,951)
$123,049

(M)	Represents the net proceeds from the issuance of the Company's Senior Notes, which occurred on October 7, 2021, as if this transaction had occurred on September 30, 2021.

(N)	Represents repayment of amounts outstanding under the Company's Credit Facility on October 7, 2021 as if this transaction had occurred on September 30, 2021. This repayment was made using a portion of the net proceeds from the issuance of the Company's Senior Notes.

(O)	Settlement of accounts payable and accrued expenses related to the above debt repayments.

(P)	Represents write off of deferred financing costs related to the repayment of the mortgage note on the Company's Sanofi property, net of deferred financing costs, which was repaid on October 7, 2021, as if the transaction had occurred on September 30, 2021. The repayment was using a portion of the proceeds from the issuance of the Company's Senior Notes.

(Q)	Represents the net impact on equity assuming the sale of the Sanofi property closed on September 30, 2021:

(In thousands)
Net proceeds from sale of the Sanofi property, which is expected to close in the first quarter of 2022 (see Note F)	$258,400
Remove the carrying value of the Sanofi property and related assets and liabilities	(202,760)
Pro forma gain on sale of Sanofi property	$55,640

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(In thousands, except per share amounts)

		CIM Transaction and Financing					Other Significant Capital Transactions
	Historical AFIN	CIM Portfolio	Pro Forma Adjustments		Credit Facility Draw		Issuance of 4.50% Senior Notes		Disposition of Sanofi Property	Pro Forma AFIN
	(A)	(B)	(C)		(D)		(E)		(F)
Revenue from tenants	$252,679	$114,618	$(11,322)	(H)	$—		$—		$(12,905)	$343,070

Operating expenses:
Asset management fees to related party	25,123	—	—		—		—		—	25,123
Property operating expenses	40,152	36,675	—		—		—		(80)	76,747
Impairment of real estate investments	4,645	—	—		—		—		—	4,645
Acquisition, transaction and other costs	3,604	—	—		—		—		—	3,604
Equity-based compensation	13,779	—	—		—		—		—	13,779
General and administrative	15,578	—	—		—		—		(7)	15,571
Depreciation and amortization	97,509	—	43,755	(I)	—		—		(7,074)	134,190
Total operating expenses	200,390	36,675	43,755		—		—		(7,161)	273,659
Operating income before gains on sale of real estate investments	52,289	77,943	(55,077)		—		—		(5,744)	69,411
Gain on sale of real estate investments	775	—	—		—		—		—	775
Operating income	53,064	77,943	(55,077)		—		—		(5,744)	70,186
Other income (expense):
Interest expense	(58,927)	—	(10,274)	(J)	(8,939)	(J)	(10,722)	(J)	—	(88,862)
Other income	62	212	—		—		—		—	274
Total other expense, net	(58,865)	212	(10,274)		(8,939)		(10,722)		—	(88,588)
Net loss	(5,801)	78,155	(65,351)		(8,939)		(10,722)		(5,744)	(18,402)
Net loss attributable to non-controlling interests	4	—	—		—		—		—	4
Allocation for preferred stock	(17,425)	—	—		—		—		—	(17,425)
Net loss attributable to common stockholders	$(23,222)	$78,155	$(65,351)		$(8,939)		$(10,722)		$(5,744)	$(35,823)

Weighted-average shares outstanding — Basic and Diluted (G)	112,770,685									119,172,147
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.21)									$(0.30)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2021:

(A)	Reflects the historical Consolidated Statement of Operations of the Company for the nine months ended September 30, 2021 as presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2021.

(B)	Represents the historical operating results attributable to the CIM Portfolio for the nine months ended September 30, 2021 as presented in Exhibit 99.1 to this Form 8-K.

(C)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2020. For purposes of these pro forma financial statements, the Company has assumed that the transaction will be accounted for as an asset acquisition. No assumptions were made for the potential exclusion of any properties or earnout amounts.

(D)	Assumes a draw on the Company's Credit Facility to partially fund the acquisition of the CIM Portfolio on January 1, 2020.

(E)	Reflects the issuance of the Company's Senior Notes on October 7, 2021 as if this transaction had occurred on January 1, 2020 (see Note J).

(F)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2020 for the purposes of this pro forma financial statement. The sale is expected to close in the first quarter of 2022.

(G)	The pro forma weighted average common shares outstanding are calculated as if the issuance of $53.4 million in shares expected to be used to purchase the CIM Properties had occurred on January 1, 2020. The actual number of shares to be issued is subject to adjustment based on the market price each close with the price to be limited by a 7.5% collar in either direction from the per share volume weighted average price of the Company’s Class A Common Stock measured over the ten consecutive trading day period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. For the purposes of these pro forma financial statements, the $8.34 per share price was used and 6,401,462 shares are considered to be issued. The maximum number of shares that could be issued would be 6,920,499 shares based on the +/- 7.5% collar.

(H)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2020, and other adjustments. For purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(I)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2020. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over 40 years, beginning on the assumed acquisition date of January 1, 2020, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for the nine months ended September 30, 2021:

(In thousands)
Depreciation expense	$19,422
Amortization expense — In-place leases	24,333
Total	$43,755

(J)	Represents interest expense on debt assumed from the CIM Portfolio, the additional Credit Facility draw and the issuance of the Senior Notes, partially offset by the removal of interest expense from the Sanofi mortgage and credit facility paydown, as if all of these borrowings occurred on January 1, 2020, as follows:

	Principal	Rate	Fixed/Variable	Interest Expense
	(In thousands)			(In thousands)
Assumed debt in CIM Portfolio acquisition (1)	$348,698	3.93%	Fixed	$10,274

Borrowings on the Credit Facility to partially fund CIM Portfolio acquisition (2)	$438,209	2.72%	Variable	$8,939

Issuance of the Senior Notes	$500,000	4.50%	Fixed	$16,875
Removal of interest expense related to the Sanofi mortgage	$125,000	3.27%	Fixed by swap	(3,350)
Removal of interest expense for Credit Facility pay down (2)	$186,242	2.72%	Variable	(3,799)
Amortization of deferred financing costs from Senior Notes				996
Total interest expense adjustments related to issuance of Senior Notes				$10,722

(1) Represents estimated fair value of debt assumed.

(2) Calculated using the weighted average interest rate for the Credit Facility for the nine months ended September 30, 2021.

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except per share amounts)

CIM Transaction and Financing	Other Significant Capital Transactions
Historical AFIN	CIM Portfolio	Pro Forma Adjustments	Credit Facility Draw	Issuance of 4.50% Senior Notes	Swap Termination	Disposition of Sanofi Property	Pro Forma AFIN
(A)	(B)	(C)	(D)	(E)	(F)	(G)
Revenue from tenants	$305,224	$136,457	$14,173	(I)	$—	$—	$—	$(17,186)	$438,668

Operating expenses:
Asset management fees to related party	27,829	—	—	—	—	—	—	27,829
Property operating expense	52,296	41,173	5,961	(J)	—	—	—	(84)	99,346
Impairment of real estate assets	12,910	—	—	—	—	—	—	12,910
Acquisition, transaction and other costs	2,921	—	—	—	—	—	(687)	2,234
Equity-based compensation	13,036	—	—	—	—	—	—	13,036
General and administrative	19,683	—	—	—	—	—	(15)	19,668
Depreciation and amortization	137,459	—	63,799	(K)	—	—	—	(9,432)	191,826
Total operating expenses	266,134	41,173	69,760	—	—	—	(10,218)	366,849
Operating income before gain on sale/exchange of real estate investments	39,090	95,284	(55,587)	—	—	—	(6,968)	71,819
Gain on sale/exchange of real estate investments	6,456	—	—	—	—	—	39,134	(M)	45,590
Operating income	45,546	95,284	(55,587)	—	—	—	32,166	117,409
Other (expense) income:
Interest expense	(78,467)	—	(13,739)	(L)	(12,533)	(L)	(14,268)	(L)	2,028	—	(116,979)
Other income	1,024	214	—	—	—	—	—	1,238
Loss on non-designated derivatives	(9)	—	—	—	—	—	—	(9)
Total other expenses, net	(77,452)	214	(13,739)	(12,533)	(14,268)	2,028	—	(115,750)
Net loss	(31,906)	95,498	(69,326)	(12,533)	(14,268)	2,028	32,166	1,659
Net loss attributable to non-controlling interests	44	—	—	—	—	—	—	44
Allocation for preferred stock	(14,788)	—	—	—	—	—	—	(14,788)
Net loss attributable to common stockholders	$(46,650)	$95,498	$(69,326)	$(12,533)	$(14,268)	$2,028	$32,166	$(13,085)

Weighted-average shares outstanding — Basic and Diluted (H)	108,404,093	114,805,555
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.43)	$(0.11)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2020:

(A)	Reflects the historical Consolidated Statement of Operations of the Company for the year ended December 31, 2020 as presented in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2021.

(B)	Represents the historical operating results attributable to the CIM Portfolio for the year ended December 31, 2020 as presented in Exhibit 99.1 to this Form 8-K.

(C)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2020. For purposes of these pro forma financial statements, the Company has assumed that the transaction will be accounted for as an asset acquisition. No assumptions were made for the potential exclusion of any properties or earnout amounts.

(D)	Assumes a draw on the Company's Credit Facility to partially fund the acquisition of the CIM Portfolio on January 1, 2020.

(E)	Reflects the issuance of the Company's Senior Notes on October 7, 2021 as if this transaction had occurred on January 1, 2020.

(F)	Reflects the settlement of a terminated interest rate swap agreement related to the Sanofi mortgage note on October 7, 2021, as if this transaction had occurred on January 1, 2020. This is a one-time, non-recurring transaction and therefore is only included in the consolidated pro forma statement of operations for the year ended December 31, 2020.

(G)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2020 for the purposes of this pro forma financial statement. The sale is expected to close in the first quarter of 2022.

(H)	The pro forma weighted average common shares outstanding are calculated as if the issuance of $53.4 million in shares expected to be used to purchase the CIM Properties had occurred on January 1, 2020. The actual number of shares to be issued is subject to adjustment based on the market price each close with the price to be limited by a 7.5% collar in either direction from the per share volume weighted average price of the Company’s Class A Common Stock measured over the ten consecutive trading day period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. For the purposes of these pro forma financial statements, the $8.34 per share price was used and 6,401,462 shares are considered to be issued. The maximum number of shares that could be issued would be 6,920,499 shares based on the +/- 7.5% collar.

(I)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2020. Includes additional revenue added for 10 properties acquired by the CIM Portfolio in December 2020 for the period from January 1, 2020 through their date of acquisition, as well as other adjustments. Also, for purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(In thousands)
SLR adjustment related to 10 properties acquired by the CIM Portfolio in December 2020	$11,563
Pro forma revenue from recoverable property operating expenses related to 10 properties acquired by the CIM Portfolio in December 2020	4,176
Straight-line rent and other adjustments - remainder of CIM Portfolio	(1,566)
Total	$14,173

(J)	Represents pro forma property operating expenses related to 10 properties acquired by the CIM Portfolio in December 2020.

(K)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2020. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over 40 years, beginning on the assumed acquisition date of January 1, 2020, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for the year ended December 31, 2020:

(In thousands)
Depreciation expense	$25,895
Amortization expense — In-place leases	37,904
Total	$63,799

(L)	Represents interest expense on debt assumed from the CIM Portfolio, the additional Credit Facility draw and the issuance of the Senior Notes, partially offset by the removal of interest expense from the Sanofi mortgage and credit facility paydown, as if all of these borrowings occurred on January 1, 2020, as follows:

	Principal	Rate	Fixed/Variable	Interest Expense
	(In thousands)			(In thousands)
Assumed debt in CIM Portfolio acquisition (1)	$348,698	3.93%	Fixed	$13,739

Borrowings on the Credit Facility to partially fund CIM Portfolio acquisition (2)	$438,209	2.86%	Variable	$12,533

Issuance of the Senior Notes	$500,000	4.50%	Fixed	$22,500
Removal of interest expense related to the Sanofi mortgage	$125,000	3.27%	Fixed by swap	(6,185)
Write off of deferred financing costs related to the Sanofi mortgage note (3)				1,951
Removal of interest expense for credit facility paydown (2)	$186,242	2.86%	Variable	(5,327)
Amortization of deferred financing costs from Senior Notes				1,328
Total interest expense adjustments related to issuance of Senior Notes				$14,268

(1) Represents estimated fair value of debt assumed.

(2) Calculated using the weighted average interest rate on the Credit Facility for the year ended December 31, 2020.

(3) This is a one-time, non-recurring transaction and therefore is only included in the consolidated pro forma statement of operations for the year ended December 31, 2020.

(M)	Reflects the gain on the sale of the Sanofi property as if it occurred on January 1, 2020. This is a one-time, non-recurring transaction and therefore is only included in the consolidated pro forma statement of operations for the year ended December 31, 2020. Additional details are as follows:

(In thousands)
Net proceeds from sale of the Sanofi property - expected to close in the first quarter of 2021	$258,400
Net carrying value of the Sanofi-property related assets and liabilities as of September 30, 2021	(202,760)
Pro forma gain on sale of Sanofi property if closed as of September 30, 2021	55,640
Less: Depreciation from January 1, 2020 to September 30, 2021	(16,506)
Pro forma gain on sale of Sanofi property if closed as of January 1, 2020	$39,134